                                                                     EXHIBIT 4.6


                                 [Face of Note]

CUSIP NO. ________       FIRST DATA  CORPORATION      PRINCIPAL AMOUNT: $_______

REGISTERED NO. FL ___       MEDIUM-TERM NOTE, SERIES __


     If this Note is a Book-Entry Note, the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depositary") or a nominee of the Depositary, and the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

  The following summary of terms is subject to the information set forth on the reverse hereof:

                             OPTIONAL REDEMPTION:    [] YES [] NO
ORIGINAL ISSUE DATE:         INITIAL REDEMPTION DATE:
STATED MATURITY:             INITIAL REDEMPTION PERCENTAGE:

                             ANNUAL PERCENTAGE
                             REDEMPTION REDUCTION:

AUTHORIZED DENOMINATIONS     REDEMPTION PRICE:  The Initial Redemption
(If other than $100,000      Percentage, as adjusted downward by the Annual
and integral multiples       Percentage Redemption Reduction on each anniversary
of $1,000 in excess          of the Initial Redemption Date (until the adjusted
thereof):                    percentage is 100%), multiplied by the unpaid
                             Principal Amount of the Note or the portion thereof to be redeemed.





FORM:        [] BOOK-ENTRY    OPTION TO ELECT REPAYMENT:  [] YES [] NO
             [] CERTIFICATED
PAYING AGENT (If other        OPTIONAL REPAYMENT DATE[S]:
 than the Trustee):
                              OPTIONAL REPAYMENT PRICE[S]:
INTEREST RATE BASIS:
INDEX MATURITY:               OPTIONAL INTEREST RESET:  [] YES [] NO
REGULAR RECORD DATES:         OPTIONAL INTEREST RESET DATE[S]:

INTEREST PAYMENT DATES:
INITIAL INTEREST RATE:        OPTIONAL EXTENSIONS OF ORIGINAL
                              STATED MATURITY DATE:  [] YES [] NO
MAXIMUM INTEREST RATE:        EXTENSION PERIOD:
MINIMUM INTEREST RATE:        NUMBER OF EXTENSION PERIODS:
SPREAD:                       FINAL MATURITY DATE:
SPREAD MULTIPLIER:            OTHER PROVISIONS:
RESET PERIOD:
INTEREST RESET DATES:
INTEREST DETERMINATION        ANNEX ATTACHED (and incorporated
 DATES:                       by reference herein):  [] YES [] NO

OVERDUE RATE:

SINKING FUND:      [] YES [] NO
CALCULATION AGENT:

AMORTIZING NOTE:   [] YES [] NO

DEPOSITARY:

     If this Note was issued with "original issue discount" for purposes of
Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed:

ORIGINAL ISSUE DISCOUNT NOTE: [] Yes [] No  ISSUE PRICE (expressed as a percentage of aggregate
                                            principal amount):


YIELD TO MATURITY:

          FIRST DATA CORPORATION , a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor corporation under the Senior Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________________________ __________________________ or registered assigns, the principal sum specified above on the Stated Maturity shown above, and to pay interest thereon from and including the Original Issue Date shown above or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

          Interest will be paid on the Interest Payment Date or Dates specified above, at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Interest Rate Basis, the Spread, if any, and/or the Spread Multiplier, if any, specified above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below) until the principal hereof is paid or made available for payment and on the Stated Maturity, and, if specified above, interest will accrue on any overdue principal and on any overdue installment of interest (to the extent such interest is legally enforceable) at the Overdue Rate per annum specified above. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Senior Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Security Register at the close of business on the Regular Record Date specified above next preceding such Interest Payment Date. The first payment of interest on any Note originally issued between a Regular Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date. Except as otherwise provided in the Senior Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Senior Indenture.

          If this Note is a Book-Entry Note as specified above, while this Note is represented by one or more Book-Entry Notes registered in the name of the Depositary or its nominee, the Company will cause payments of principal of, premium, if any, and interest on such Book-Entry Notes to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures. If this Note is a Book-Entry Note as specified above, the following legend is applicable except as specified on the reverse hereof: THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

          If this Note is a certificated Note as specified above, payments of interest and, if this Note is an Amortizing Note as specified above, principal on this Note (other than interest, and if this Note is an Amortizing Note, principal payable at Stated Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing in the Security Register on the applicable Regular Record Date. Notwithstanding the foregoing, at the option of the Company, all payments of interest and, if this is an Amortizing Note, principal on this Note may be made by wire transfer of immediately available funds to an account designated by the Holder at a bank located in the United States.

          The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but not any tax, assessment or governmental charge imposed upon the Holder of this Note. If this Note is a certificated Note as specified above, payment of the principal, premium, if any, and interest payable at Maturity in respect of this Note will be made in immediately available funds upon surrender of this Note accompanied by wire instructions at the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, provided that this Note is presented to the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF OR THE ATTACHED ANNEX, IF ANY, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          UNLESS THE CERTIFICATE OF AUTHENTICATION HEREON HAS BEEN EXECUTED BY THE TRUSTEE REFERRED TO ON THE REVERSE HEREOF, OR ITS SUCCESSOR AS TRUSTEE, OR ITS AUTHENTICATING AGENT, BY MANUAL SIGNATURE OF AN AUTHORIZED SIGNATORY, THIS NOTE WILL NOT BE ENTITLED TO ANY BENEFIT UNDER THE SENIOR INDENTURE OR BE VALID OR OBLIGATORY FOR ANY PURPOSE.

          IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS INSTRUMENT TO BE DULY EXECUTED UNDER ITS CORPORATE SEAL.

DATED:                                         FIRST DATA CORPORATION

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
THIS IS ONE OF THE SERIES OF DEBT  SECURITIES ISSUED UNDER THE
WITHIN-MENTIONED SENIOR INDENTURE.
                                                   BY:__________________________
                                                   ITS:_______________________
NORWEST BANK  MINNESOTA,
NATIONAL ASSOCIATION,
AS TRUSTEE


                                                   ATTEST:______________________
                                                   ITS:-________________________
BY:____________________________________________
    AUTHORIZED OFFICER

                               [Reverse of Note]

                             FIRST DATA CORPORATION

                          MEDIUM-TERM NOTE, SERIES __


     SECTION 1. General. This Note is one of a duly authorized issue of Debt Securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of March 26, 1993, (herein called the "Senior Indenture"), between the Company and Norwest Bank Minnesota, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Senior Indenture), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the Debt Securities of the series designated on the face hereof. The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption provisions, if any, may be subject to different sinking funds, purchase or analagous funds, if any, and may otherwise vary, all as provided in the Senior Indenture.

     SECTION 2. Interest Rate Calculations; Payments. The interest rate on this Note will be equal to the interest rate calculated by reference to the Interest Rate Basis specified on the face hereof (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified on the face hereof as being applicable to this Note, and the "Spread Multiplier" is the percentage specified on the face hereof as being applicable to this Note. Specified on the face hereof is the Interest Rate Basis and the Spread and/or Spread Multiplier, if any, and the maximum or minimum interest rate, if any, applicable to this Note. Specified on the face hereof are particulars as to the Calculation Agent (unless otherwise specified, Norwest Bank Minnesota, National Association (in such capacity, the "Calculation Agent")), Index Maturity, Original Issue Date, the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date specified on the face hereof (the "Initial Interest Rate"), Interest Determination Dates, Interest Payment Dates, Regular Record Dates and Interest Reset Dates with respect to this Note.

     Except as provided below, the Interest Payment Dates for the payment of interest and, if this Note is an Amortizing Note, principal on this Note will be
(i) if this Note resets daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified on the face hereof; (ii) if this Note resets quarterly, the third Wednesday of March, June, September and December of each year, as specified on the face hereof; (iii) if this Note resets semiannually, the third Wednesday of the two months of each year specified on the face hereof; and (iv) if this Note resets annually, the third Wednesday of the one month of each year specified on the face hereof and, in each case, at Maturity. If any Interest Payment Date, other than Maturity, for this Note is not a Business Day for this Note, such Interest Payment Date will be postponed to the next day that is a Business Day for this Note, except that if the Interest Rate Basis specified on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding London Business Day. If the Maturity for this Note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest to be made on such day with respect to this Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

     The rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Reset Period" for this Note, and the first day of each Reset Period being an "Interest Reset Date"), as specified on the face hereof. Unless otherwise specified on the face hereof, the Interest Reset Date will be, if this Note resets daily, each Business Day for this Note; if this Note resets weekly (unless the Interest Rate Basis specified on the face hereof is the Treasury Rate), the Wednesday of each week; if this Note resets weekly and the Interest Rate Basis specified on the face hereof is the Treasury Rate, the Tuesday of each week (except as specified below); if this Note resets monthly (unless the Interest Rate Basis specified on the face hereof is the 11th District Cost of Funds Rate), the third Wednesday of each month; if this Note resets monthly and the Interest Rate Basis specified on the face hereof is the 11th District Cost of Funds Rate, the first calendar day of the month; if this Note resets quarterly, the third Wednesday of each March, June, September and December; if this Note resets semiannually, the third Wednesday of the two months of each year specified on the face hereof; and if this Note resets annually, the third Wednesday of the one month of each year specified on the face hereof; provided, however, that the interest rate in effect from the Original Issue Date to but excluding the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof. If the Interest Reset Date is not a Business Day for this Note, the Interest Reset Date will be postponed to the next day that is a Business Day for this Note, except that if the Interest Rate Basis specified on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding London Business Day. Each adjusted rate will be applicable on and after the Interest Reset Date to which it relates to but excluding the next succeeding Interest Reset Date or until Maturity.

     The interest rate for each Reset Period will be the rate determined by the Calculation Agent on the Calculation Date (as defined below) pertaining to the Interest Determination Date pertaining to the Interest Reset Date for such Reset Period. Unless otherwise specified on the face hereof, the "Interest Determination Date" pertaining to an Interest Reset Date (a) if the Interest Rate Basis specified on the face hereof is Commercial Paper Rate (the "Commercial Paper Interest Determination Date"), (b) if the Interest Rate Basis specified on the face hereof is CD Rate (the "CD Interest Determination Date'),
(c) if the Interest Rate Basis specified on the face hereof is CMT Rate (the "CMT Interest Determination Date"), (d) if the Interest Rate Basis specified on the face hereof is Federal Funds Rate (the "Federal Funds Interest Determination Date"), (e) if the Interest Rate Basis specified on the face hereof is Kenny Rate (the "Kenny Rate Interest Determination Date") or (f) if the Interest Rate Basis specified on the face hereof is Prime Rate (the "Prime Interest Determination Date"), will be the second Business Day prior to such Interest Reset Date as specified on the face hereof. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date, if the Interest Rate Basis specified on the face hereof is 11th District Cost of Funds Rate (the "11th District Interest Determination Date"), will be the last Business Day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below under "Determination of 11th District Cost of Funds Rate"). Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date, if the Interest Rate Basis specified on the face hereof is LIBOR (the "LIBOR Interest Determination Date"), will be the second London Business Day immediately preceding such Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date, if the Interest Rate Basis specified on the face hereof is Treasury Rate (the "Treasury Interest Determination Date"), will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Reset Period commencing in the next succeeding week. If an auction date falls on any Interest Reset Date for this Note (if the Interest Rate Basis specified on the face hereof is Treasury Rate), then such Interest Reset Date will instead be the first Business Day immediately following such auction date. Unless otherwise specified on the face hereof, the "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after the Interest Determination Date or, if such day is not a Business Day, the next day that is a Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

     "Business Day" means, unless otherwise specified on the face hereof, any Monday, Tuesday, Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close and, if the Interest Rate Basis specified on the face hereof is LIBOR, is also a London Business Day. "London Business Day" means any day (a) if the Designated LIBOR Currency is other than the ECU, on which dealings in deposits in such Designated LIBOR Currency are transacted in the London interbank market or (b) if the Designated LIBOR Currency is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs will not be made.

     "Index Maturity" means the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified on the face hereof.

     Unless otherwise specified on the face hereof, if this Note is an Amortizing Note, payments with respect to this Note will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. If this Note is an Amortizing Note, a table setting forth repayment information in respect to this Note will be provided to the original purchaser hereof and will be available, upon request, to subsequent Holders.

     Unless otherwise specified on the face hereof, payments on this Note with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or Maturity. Accrued interest is calculated by multiplying the principal amount of this Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from and including the Original Issue Date, or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, if the Interest Rate Basis specified on the face hereof is Commercial Paper Rate, CD Rate, Federal Funds Rate, 11th District Cost of Funds Rate, LIBOR or Prime Rate, or by the actual number of days in the year, if the Interest Rate Basis specified on the face hereof is CMT Rate or Treasury Rate, or by 365 days if the Interest Rate Basis specified on the face hereof is Kenny Rate.

     The Calculation Agent will calculate the interest rate on this Note, as provided below. The Calculation Agent will, upon the request of the Holder of this Note, provide the interest rate then in effect and, if then determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to this Note. For purposes of calculating the rate of interest payable on this Note, the Company has entered into or will enter into an agreement with the Calculation Agent. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

     Notwithstanding the determination of the interest rate as provided below, the interest rate on this Note for any interest period will not be greater than the maximum interest rate, if any, or less than the minimum interest rate, if any, specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York or other applicable law, as the same may be modified by United States law of general application.

DETERMINATION OF COMMERCIAL PAPER RATE. If the Interest Rate Basis specified on the face hereof is Commercial Paper Rate, the interest rate determined with respect to any Commercial Paper Interest Determination Date will be the Commercial Paper Rate on such Commercial Paper Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified on the face hereof.

     Unless otherwise specified on the face hereof, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates (quoted on a bank discount basis) as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect immediately prior to such Commercial Paper Interest Determination Date.

     "Money Market Yield" will be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percent) calculated in accordance with the following formula:

Money Market Yield  =       D x 360     x 100
                         -------------
                         360 - (D x M)


where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

DETERMINATION OF CD RATE. If the Interest Rate Basis specified on the face hereof is CD Rate, the interest rate determined with respect to any CD Interest Determination Date will be the CD Rate on such CD Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified on the face hereof.

     Unless otherwise specified on the face hereof, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, then the CD Rate with respect to such CD Interest Determination Date will be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the

CD Rate with respect to such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Interest Determination Date will be the CD Rate in effect immediately prior to such CD Interest Determination Date.

DETERMINATION OF CMT RATE. If the Interest Rate Basis specified on the face hereof is CMT Rate, the interest rate determined with respect to any CMT Interest Determination Date will be the CMT Rate on such CMT Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified on the face hereof.

     Unless otherwise specified on the face hereof, "CMT Rate" means, with respect to any CMT Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as specified on the face hereof, ended immediately preceding the week in which the applicable CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate with respect to such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate with respect to such CMT Interest Determination Date will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect immediately prior to such CMT Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as published in H.15(519)), for the purpose of displaying Treasury Constant Maturities as published in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page will be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either one, two, three, five, seven, ten, twenty or thirty years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index will be two years.

DETERMINATION OF FEDERAL FUNDS RATE. If the Interest Rate Basis specified on the face hereof is Federal Funds Rate, the interest rate determined with respect to any Federal Funds Interest Determination Date will be the Federal Funds Rate on such Federal Funds Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

     Unless otherwise specified on the face hereof, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of the rates as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the Federal Funds Rate in effect immediately prior to such Federal Funds Interest Determination Date.

DETERMINATION OF 11TH DISTRICT COST OF FUNDS RATE. If the Interest Rate Basis specified on the face hereof is 11th District Cost of Funds Rate, the interest rate determined with respect to any 11th District Interest Determination Date will be the 11th District Cost of Funds Rate on such 11th District Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

     Unless otherwise specified on the face hereof, "11th District Cost of Funds Rate" means, with respect to any 11th District Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month preceding such 11th District Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such 11th District Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related 11th District Interest Determination Date, the 11th District Cost of Funds Rate for such 11th District Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such 11th District Interest Determination Date, then the 11th District Cost of Funds Rate with respect to such 11th District Interest Determination Date will be the 11th District Cost of Funds Rate then in effect on such 11th District Interest Determination Date.

KENNY RATE NOTES. If the Interest Rate Basis specified on the face hereof is Kenny Rate, the interest rate determined with respect to any Kenny Rate Interest Determination Date will be the Kenny Rate on such Kenny Rate Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

     Unless otherwise specified on the face hereof, "Kenny Rate" means, with respect to any Kenny Rate Interest Determination Date, the high grade weekly index (the "Weekly Index") on such date made available by J.J. Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and will be, based upon 30 day yield evaluations at par of bonds, the interest on which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny which will include, without limitation, issuers of general obligation bonds. The specified issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based will not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from Federal income taxation under the Code and (C) not subject to a minimum tax or similar tax under the Code unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the Kenny Rate with respect to any Kenny Rate Interest Determination Date will be 67% of the rate determined as if the Treasury Rate option had been originally selected.

DETERMINATION OF LIBOR. If the Interest Rate Basis specified on the face hereof is LIBOR, the interest rate determined with respect to any LIBOR Interest Determination Date will be LIBOR on such LIBOR Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

     Unless otherwise specified on the face hereof, LIBOR means, with respect to any LIBOR Interest Determination Date, the rate determined by the Calculation Agent in accordance with the following provisions:

         (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Designated LIBOR Currency (as defined below) having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appears on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. Notwithstanding the foregoing, if fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, whichever may be applicable, LIBOR with respect to such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

         (ii) With respect to any LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, as the case may be, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with its offered rate quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market as of 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time. If at least two such quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M. in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date having the Index Maturity specified on the face hereof in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect immediately prior to such LIBOR Interest Determination Date.

     "Designated LIBOR Currency" means the currency (including a composite currency), if any, designated on the face hereof as the Designated LIBOR Currency. If no such currency is designated on the face hereof, the Designated LIBOR Currency will be U.S. dollars.

     "Designated LIBOR Page" means either (a) the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency (if "LIBOR Reuters" is specified on the face hereof), or (b) the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable designated LIBOR Currency (if "LIBOR Telerate" is specified on the face hereof). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Designated LIBOR Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Designated LIBOR Currency, page 3750) had been chosen.

     "Principal Financial Center" means, unless otherwise specified on the face hereof, the capital city of the country that issues as its legal tender the Designated LIBOR Currency of this Note, except that with respect to U.S. dollars and ECUs, the Principal Financial Center will be The City of New York and Brussels, respectively.

DETERMINATION OF PRIME RATE. If the Interest Rate Basis specified on the face hereof is Prime Rate, the interest rate determined with respect to any Prime Interest Determination Date will be the Prime Rate on such Prime Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

     Unless otherwise specified on the face hereof, "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate on such date as published in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate with respect to such Prime Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 as such bank's prime rate or base lending rate as in effect with respect to such Prime Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 with respect to such Prime Interest Determination Date, the Prime Rate with respect to such Prime Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two quotations are provided, the Prime Rate with respect to such Prime Interest Determination Date will be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the appropriate number of substitute banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Interest Determination Date will be the Prime Rate in effect immediately prior to such Prime Interest Determination Date. "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rate Service (or such other page as may replace the USPRIME1 page on the service for the purpose of displaying the prime rate or base lending rate of major banks).

DETERMINATION OF TREASURY RATE. If the Interest Rate Basis specified on the face hereof is Treasury Rate, the interest rate determined with respect to any Treasury Interest Determination Date will be the Treasury Rate on such Treasury Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

     Unless otherwise specified on the face hereof, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading, "Treasury bills -- auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the average auction rate on such Treasury Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that such rate is not available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, or if no such auction is held in a particular week, then the Treasury Rate with respect to such Treasury Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary U.S. government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect immediately prior to such Treasury Interest Determination Date.

     The Calculation Agent will calculate the interest rate on this Note in accordance with the foregoing no later than the Calculation Date. The Calculation Agent's determination of any interest rate shall be final and binding in the absence of manifest error.

     All percentages resulting from any calculation with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all dollar amounts used in or resulting from any such calculation with respect to this Note will be rounded to the nearest cent (with one-half cent being rounded upward).

     SECTION 3.  Redemption.  This Note will be redeemable at the option of the
                 ----------
Company prior to the Stated Maturity only if an Initial Redemption Date is specified on the face hereof. If so specified, this Note will be subject to redemption at the option of the Company on any date on and after such Initial Redemption Date in whole or from time to time in part in increments of $1,000 or the minimum denomination, if any, specified on the face hereof (provided that any remaining principal amount hereof shall be at least $1,000 or such minimum denomination), at the Redemption Price specified on the face hereof, plus accrued and unpaid interest to but excluding the date of redemption, but payments due with respect to this Note prior to the date of redemption will be payable to the Holder of this Note of record at the close of business on the relevant Regular Record Date specified on the face hereof, all as provided in the Senior Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption, at least 30 but not more than 60 calendar days prior to the date of redemption, in accordance with the provisions of the Senior Indenture. In the event of redemption of this Note in part only, this Note will be cancelled and a new Note or Notes representing the unredeemed portion hereof will be issued in the name of the Holder hereof.

     SECTION 4.  Repayment.  If so specified on the face hereof, this Note will
                 ---------
be repayable, in whole or in part, prior to Stated Maturity at the option of the Holder on the Optional Repayment Date or Dates specified on the face hereof at the Optional Repayment Price or Prices specified on the face hereof, plus accrued and unpaid interest to but excluding the date of repayment. In order for this Note to be repaid prior to Stated Maturity, the Paying Agent must receive at least 30 but not more than 45 calendar days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission, hand delivery or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with such form duly completed must be received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder of this Note will be irrevocable, except that a Holder who has tendered this Note for repayment may revoke such tender for repayment by written notice to the Paying Agent received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Optional Repayment Date. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of this Note provided that the principal amount of this Note remaining outstanding after such repayment is an authorized denomination. Upon such partial repayment this Note will be cancelled and a new Note or Notes for the remaining principal amount hereof will be issued in the name of the Holder hereof.

     If this Note is a Book-Entry Note as specified on the face hereof, while this Note is represented by one or more Book-Entry Notes registered in the name of the Depositary or its nominee, the option for repayment may be exercised by a participant that has an account with the Depositary, on behalf of the beneficial owner of this Note, by delivering a written notice substantially similar to the form below entitled "Option to Elect Repayment" duly completed to the Trustee at its Corporate Trust Office (or such other address of which the Company will from time to time notify the Holders), at least 30 but not more than 60 calendar days prior to an Optional Repayment Date. A notice of election from a participant on behalf of the beneficial owner of this Note to exercise the option to have this Note repaid must be received by the Trustee prior to 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of this Note must so direct the applicable participant before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, the beneficial owner of this Note should consult the participant through which such beneficial owner owns its interest herein for the deadline for such participant. All notices shall be executed by a duly authorized officer of such participant (with signatures guaranteed) and will be irrevocable. In addition, the beneficial owner of this Note shall effect delivery at the time such notice of election is given to the Depositary by causing the applicable participant to transfer such beneficial owner's interest in this Note, on the Depositary's records, to the Trustee.

     SECTION 5.  Optional Interest Reset.  If so specified on the face hereof,
                 -----------------------
the Spread and/or Spread Multiplier specified on the face hereof may be reset by the Company on the Optional Interest Reset Date or Dates specified on the face hereof. The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to an Optional Interest Reset Date. If the Company so notifies the Trustee of such exercise, not later than 40 calendar days prior to such Optional Interest Reset Date, the Trustee will send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of this Note a notice (the "Reset Notice") indicating (i) that the Company has elected to reset the Spread and/or Spread Multiplier, (ii) such new Spread and/or Spread Multiplier and
(iii) the provisions, if any, for redemption during the period from such Optional Interest Reset Date to the next Optional Interest Reset Date or, if there is no such next Optional Interest Reset Date, to the Stated Maturity of this Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

     Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Interest Reset Date, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Reset Notice and establish a Spread and/or Spread Multiplier resulting in a higher interest rate for the Subsequent Interest Period commencing on such Optional Interest Reset Date by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such Spread and/or Spread Multiplier resulting in a higher interest rate to the Holder of this Note. Such notice will be irrevocable. All Notes with respect to which the Spread and/or Spread Multiplier is reset on an Optional Interest Reset Date to a Spread and/or Spread Multiplier resulting in a higher interest rate will bear such Spread and/or Spread Multiplier resulting in a higher interest rate, whether or not tendered for repayment as provided in the next paragraph.

     If the Company elects prior to an Optional Interest Reset Date to reset the interest rate of this Note, the Holder of this Note will have the option to elect repayment of this Note, in whole but not in part, by the Company on such Optional Interest Reset Date at a price equal to the principal amount hereof plus accrued and unpaid interest to but excluding such Optional Interest Reset Date. In order for this Note to be so repaid on an Optional Interest Reset Date, the Holder must follow the procedures specified under Section 4 for optional repayment, except that the period for delivery of this Note or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to such Optional Interest Reset Date. If the Holder has tendered this Note for repayment following receipt of a Reset Notice, the Holder may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to such Optional Interest Reset Date.

     SECTION 6.  Optional Extension of Maturity.  If so specified on the face
                 ------------------------------
hereof, the Stated Maturity of this Note may be extended at the option of the Company for one or more periods of from one to five whole years, as specified on the face hereof (each an "Extension Period"), up to but not beyond the date (the "Final Maturity Date") specified on the face hereof. The Company may exercise such option with respect to this Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity of this Note in effect prior to the exercise of such option (the "Original Stated Maturity Date"). If the Company so notifies the Trustee of such exercise, the Trustee will send, not later than 40 calendar days prior to the Original Stated Maturity Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of this Note a notice (the "Extension Notice") relating to such Extension Period indicating (i) that the Company has elected to extend the Stated Maturity of this Note, (ii) the new Stated Maturity, (iii) the Spread and/or Spread Multiplier applicable to such Extension Period and (iv) the provisions, if any, for redemption during such Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Extension Period. Upon the Trustee's sending of the Extension Notice, the Stated Maturity of this Note will be extended automatically and, except as modified by the Extension Notice and as described in the next two paragraphs, this Note will have the same terms as prior to the sending of such Extension Notice.

     Notwithstanding the foregoing, not later than 20 calendar days prior to the Original Stated Maturity Date of this Note, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Extension Notice and establish a Spread and/or Spread Multiplier resulting in a higher interest rate for the Extension Period by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such Spread and/or Spread Multiplier resulting in a higher interest rate to the Holder of this Note. Such notice will be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such Spread and/or Spread Multiplier resulting in a higher interest rate for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

     If the Company extends the Stated Maturity of this Note (or an Extension Period, as applicable), the Holder will have the option to elect repayment of this Note, in whole but not in part, by the Company on the Original Stated Maturity Date (or last day of such Extension Period) at a price equal to the principal amount hereof, plus accrued and unpaid interest to but excluding such date. In order for this Note to be so repaid on the Original Stated Maturity Date (or last day of such Extension Period), the Holder of this Note must follow the procedures specified under Section 4 for optional repayment, except that the period for delivery of this Note or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to the Original Stated Maturity Date (or last day of such Extension Period). If the Holder has tendered this Note for repayment following receipt of an Extension Notice the Holder may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Original Stated Maturity Date (or last day of such Extension Period).

     SECTION 7. Sinking Fund.  This Note is not subject to a sinking fund unless
                ------------
otherwise specified on the face hereof.

     SECTION 8. Original Issue Discount Notes.  Notwithstanding anything herein
                -----------------------------
to the contrary, if this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable in the event the principal amount hereof is declared to be due and payable immediately by reason of an Event of Default or in the event of redemption or repayment hereof prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, will be the Amortized Face Amount of this Note as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of this Note will be the amount equal to (a) the principal amount of this Note multiplied by the Issue Price specified on the face hereof plus (b) the portion of the difference between the dollar amount determined pursuant to the preceding clause (a) and the principal amount hereof that has accreted at the Yield to Maturity specified on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment but in no event will the Amortized Face Amount of this Note exceed its principal amount.

     SECTION 9.  Events of Default.  If any Event of Default with respect to
                 -----------------
Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Senior Indenture; provided, however, that notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount so declared to be due and payable will be the Amortized Face Amount of this Note as of the date of such declaration as specified under
Section 8.

     SECTION 10.  Modification or Waiver; Obligation of the Company Absolute.
                  ----------------------------------------------------------
The Senior Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Senior Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series to be affected. The Senior Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Debt Securities of each series, on behalf of the Holders of all Debt Securities of such series, to waive, with respect to the Debt Securities of such series, compliance by the Company with certain provisions of the Senior Indenture and certain past defaults under the Senior Indenture and their consequences. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Senior Indenture and no provision of this Note or of the Senior Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the times, places and rates, herein prescribed.

     SECTION 11. Discharge, Legal Defeasance and Covenant Defeasance. The Senior
                 ---------------------------------------------------
Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default upon compliance by the Company with certain conditions specified therein, which provisions apply to this Note.

     SECTION 12.  Authorized Denominations.  Unless otherwise specified on the
                  ------------------------
face hereof, the Notes of this series are issuable only in global or certificated registered form, without coupons, in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Senior Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, Notes of this series are exchangeable for Notes of this series of like aggregate principal amount and like Stated Maturity and with like terms and conditions of a different authorized denomination, as requested by the Holder surrendering the same.

     SECTION 13.  Registration of Transfer.  As provided in the Senior Indenture
                  ------------------------
and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (which will initially be the Trustee at its principal corporate trust office located in the Borough of Manhattan, The City of New York) duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series with like terms and conditions, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     If this Note is a Book-Entry Note as specified on the face hereof, this
Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Senior Indenture. Except as provided in the Senior Indenture, owners of beneficial interests in this Book-Entry Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Senior Indenture.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     SECTION 14. Owners.  Prior to due presentment of this Note for registration
                 ------
of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

     SECTION 15. Governing Law.  The Senior Indenture and the Notes will be
                 -------------
governed by and construed in accordance with the laws of the State of New York.

     SECTION 16. Defined Terms. All terms used in this Note which are defined in
                 -------------
the Senior Indenture will have the meanings assigned to them in the Senior Indenture unless otherwise defined herein; and all references in the Senior Indenture to "Debt Security" or "Debt Securities" will be deemed to include the Notes.

                           OPTION TO ELECT REPAYMENT


         [To be completed only if this Note is repayable at the option of the Holder and the Holder elects to exercise such rights]


     The undersigned owner of this Note hereby irrevocably elects to have the Company repay (i) the principal amount of this Note or portion hereof below designated at the applicable Optional Repayment Price indicated on the face hereof, plus accrued and unpaid interest to but excluding the date of repayment, if this Note is to be repaid pursuant to Section 4 of this Note, or (ii) 100% of the principal amount of this Note plus accrued and unpaid interest to but excluding the Optional Interest Reset Date, if this Note is to be repaid pursuant to Section 5 hereof, or to but excluding the Original Stated Maturity Date, if this Note is to be repaid pursuant to Section 6 hereof. If a portion of this Note is not being repaid pursuant to clause (i) above, specify the principal amount to be repaid and the denomination or denominations (which will be $100,000 or an integral multiple of $1,000 in excess thereof) of the Note or Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid):



Dated:___________________________  ____________________________________________
                                   Signature
                                   Sign exactly as name appears on the front of
                                   this Note.
                                   Indicate address where check is to be sent,
                                   if repaid:
Principal amount to be repaid if
 amount to be repaid is pursuant   ____________________________________________
 to clause (i) above and is less
 than the entire principal         ____________________________________________
 amount of this Note (principal
 amount remaining must be an
 authorized denomination)

$________________________________
(which will be an integral         SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER
 multiple of $1,000)
                                   ____________________________________________
Denomination or denominations of
 the Note or Notes to be issued
 for the portion of this Note
 not being repaid pursuant to
 clause (i) above

________________________________

________________________________

                                 ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT              Custodian
                 --------------------------------------------
                   (Cust)                              (Minor)
                   Under Uniform Gifts to Minors Act
                 --------------------------------------------
                                (State)

     Additional abbreviations may also be used though not in the above list.




     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------

--------------------------------------------------------------------------------
  PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE



the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.



Dated: _______________________    _____________________________________________
                                  Signature
                                  Sign exactly as name appears on the front of this Note [SIGNATURE MUST BE GUARANTEED by a member of a recognized Medallion Guarantee
                                  Program]


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.